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                                                                 EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Suiza Foods Corporation on Form S-8 of our report dated February 18, 1997, appearing in the Annual Report on Form 10-K of Suiza Foods Corporation for the year ended December 31, 1996.



DELOITTE & TOUCHE, LLP
Dallas, Texas

May 28, 1997